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Exhibit 5.4

April 25, 2014

Ingersoll-Rand plc

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

Re:	Ingersoll-Rand Global Holding Company Limited
Ingersoll-Rand plc
Ingersoll-Rand Company Limited
Ingersoll-Rand International Holding Limited
Ingersoll-Rand Company
Registration Statement on Form S-4

Ladies and Gentlemen:

    We have acted as special New Jersey counsel to Ingersoll-Rand Company, a New Jersey corporation (the “Co-Obligor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), to be filed on the date hereof by Ingersoll-Rand Global Holding Company Limited, a Delaware corporation (the “Company”), the Co-Obligor, Ingersoll-Rand plc, a company duly organized and existing under the law of Ireland (“IR plc”), Ingersoll-Rand Company Limited, a company duly organized and existing under the law of Bermuda (“IR Limited”), and Ingersoll-Rand International Holding Limited, a company duly organized and existing under the law of Bermuda (“IR International” and, together with IR plc and IR Limited, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”). The Registration Statement relates to, among other things, the offers to exchange (i) $350,000,000 aggregate principal amount of 2.875% Senior Notes due 2019 (the “2019 Outstanding Notes”) for $350,000,000 aggregate principal amount of 2.875% Senior Notes due 2019 (the “2019 Exchange Notes”), (ii) $700,000,000 aggregate principal amount of 4.250% Senior Notes due 2023 (the “2023 Outstanding Notes”) for $700,000,000 aggregate principal amount of 4.250% Senior Notes due 2023 (the “2023 Exchange Notes”), and (iii) $500,000,000 aggregate principal amount of 5.750% Senior Notes due 2043 (the “2043 Outstanding Notes”, and collectively with the 2019 Outstanding Notes and the 2023 Outstanding Notes, the “Outstanding Notes”) for $500,000,000 aggregate principal amount of 5.570% Senior Notes due 2043 (the “2043 Exchange Notes”, and collectively with the 2019 Exchange Notes and the 2023 Exchange Notes, the “Exchange Notes”) and the registration of the guarantees (the “Guarantees”) of the Guarantors with respect to each series of the Exchange Notes. The Exchange Notes and the Guarantees are being issued under the Indenture, dated as of June 20, 2013, entered into by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), as amended and supplemented by the First

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Supplemental Indenture, dated as of June 20, 2013, the Second Supplemental Indenture, dated as of June 20, 2013, the Third Supplemental Indenture, dated as of June 20, 2013, and the Fourth Supplemental Indenture, dated as of November 20, 2013 (as executed by the Co-Obligor and pursuant to which the Co-Obligor was joined to the Indenture) (collectively, the “Indenture”).

    This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Exchange Notes;

(ii)	the Restated Certificate of Incorporation of the Co-Obligor;

(iii)	the By-laws of the Co-Obligor, as currently in effect;

(iv)	the Indenture (including all supplements thereto), and the form of notes included therein, filed as various exhibits to Current Reports on Form 8-K filed June 26, 2013 and November 26, 2013 and collectively incorporated by reference as an exhibit to the Registration Statement; and

(v)	certain resolutions adopted by the Board of Directors of the Co-Obligor (the “Board of Directors”) on April 3, 2013 relating to, among other things, the Exchange Notes.

    We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Co-Obligor and such agreements, certificates of public officials, certificates of officers or other representatives of the Co-Obligor, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Co-Obligor and others. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Co-Obligor, had or will have the power, corporate or

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otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties including the Co-Obligor, the validity and binding effect on such parties. We have assumed that any Exchange Notes that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Exchange Notes will have been established so as not to, and that the execution and delivery by the Co-Obligor of, and the performance of its obligations under, the Indenture and the Exchange Notes will not, violate, conflict with or constitute a default under (i) any law, rule or regulation to which the Co-Obligor is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Opined on Law (as defined below)), (ii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law) or (iii) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law).

    Our opinions set forth below are limited to the New Jersey Business Corporation Act (the “NJBCA”) and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under the NJBCA (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Further, we have assumed that the Indenture has been and continues to be qualified under the Trust Indenture Act of 1939, as amended. Except as provided herein, we have assumed that each of the parties to the Exchange and Registration Rights Agreement dated as of June 20, 2013, has complied with its obligations set forth therein as of the date hereof in respect of the Exchange Offer (as such term is defined in such Exchange and Registration Rights Agreement). This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

    In rendering the opinions set forth below, we have assumed that (i) the Company has been duly incorporated and is validly existing under the law of Delaware, IR plc has been duly organized and is validly existing under the law of Ireland and IR Limited and IR International have been duly organized and are validly existing under the law of Bermuda, (ii) the Company and each Guarantor has duly authorized, executed and delivered the Indenture and each such party will duly issue the Exchange Notes or its Guarantee, as applicable, in each case in accordance with its respective organization documents and the law of Delaware, in the case of the Company, the law of Ireland, in the case of IR plc, and the law of

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Bermuda, in the case of IR Limited and IR International, (iii) the execution, delivery and performance by the Company and each Guarantor of the Indenture and the issue and performance of the Exchange Notes or its Guarantee, as applicable, does not and will not violate the law of Delaware, in the case of the Company, the law of Ireland, in the case of IR plc, or the law of Bermuda, in the case of IR Limited and IR International, or the law of any other jurisdiction (except that no such assumption is made with respect to the law of the State of New Jersey), and (iv) the execution, delivery and performance by the Company and each Guarantor of the Indenture and the issuance and performance by the Company or such Guarantor of the Exchange Notes or its Guarantee, as applicable, does not and will not constitute a breach or violation of, or require any consent to be obtained under, any agreement or instrument which is binding upon the Company or such Guarantor or its respective organizational documents.

    Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.	When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, and (ii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon delivery by such purchasers of a like principal amount of Outstanding Notes as consideration therefor, the Exchange Notes, when issued and sold in accordance with the Indenture, will be duly authorized by the Co-Obligor.

2.	The Co-Obligor is validly existing as a corporation in good standing under the laws of the State of New Jersey. Subject to the assumptions and qualifications set forth in paragraph 1 of this opinion, the Co-Obligor will have the corporate power and authority to enter into and perform its obligations under the Exchange Notes.

3.	The Co-Obligor has duly authorized, executed and delivered the Indenture.

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

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Very truly yours,

/s/ McCARTER & ENGLISH, LLP
McCARTER & ENGLISH, LLP